Lordstown Motors Reports Third Quarter 2022 Financial Results

LORDSTOWN, OH (November 8, 2022) – Lordstown Motors Corp. (Nasdaq: RIDE), (“Lordstown Motors” or “LMC”), an original equipment manufacturer (“OEM”) of electric light duty vehicles focused on the commercial fleet market, today released its third quarter 2022 financial results and provided a business update.

Third Quarter and Recent Business Highlights

●	Start of commercial production of EnduranceTM vehicles at the Foxconn Ohio assembly plant, at a very slow rate
●	Successful collaboration between LMC and Foxconn teams over the last year
●	EnduranceTM recently driven and evaluated by over 30 journalists, as semi-finalist in the North American Truck of the Year (NACTOY) competition. Team is pleased with journalist’s favorable initial feedback
●	Ending cash balance and short-term investments of $204 million, above internal expectations, due to continued strong spending discipline
●	Reported operating loss of $154.8 million includes a $74.9 million non-cash asset impairment charge, a $30 million accrual for historical litigation, and a $16.2 million charge to reflect the net realizable value (NRV) of inventory
●	Adjusted operating loss[1] excluding the above items of $33.8 million, 33% lower than adjusted operating loss in 2Q22 on the first full quarter without plant operating costs and other reductions

1) See “Non-GAAP Measures” below.

Outlook2

●	Reaffirming Q4 start of deliveries of Endurance, subject to full homologation and required certification, which is expected later this quarter
●	Awaiting approval from EPA and CARB. All FMVSS crash testing has been successfully completed; remaining non-crash testing ongoing
●	Continue to target initial production batch of up to 500 units; seeking OEM partnerships to scale Endurance
●	Pre-development work on next vehicle has begun by LMC, in collaboration with Foxconn EV ecosystem, including MIH consortium
●	Foxconn has agreed to make an additional investment in Lordstown Motors of up to $170 million, subject to certain terms and conditions
●	Target year end cash and short-term investments of $150 to $165 million, including Foxconn initial investment, and excluding contingent liabilities and other financings

2) Please refer to “Forward Looking Statements” below.

Executive Commentary

Commercial production of our Endurance BEV pick-up truck began in the 3rd quarter, at a very slow rate. Engineering readiness, quality, and part availability have and will continue to govern the speed of production and our ramp up and the timing of our first deliveries. Twelve of the first batch of up to 500 units have been built at the Foxconn EV Technology plant in Lordstown, Ohio to date. Production is expected to increase towards the end of the month as the remaining supplier part pedigree and availability issues are resolved. Approximately 30 commercial units of the first batch are estimated to be built by the end of 2022, with the remainder built in the first half of 2023.

Full homologation and certification is expected later this quarter, which is required to start shipping vehicles to our customers. As previously reported, all FMVSS crash testing has been successfully completed and remaining FMVSS non-crash testing is ongoing. As with any new vehicle launch, engineers will continue to drive and accumulate miles on test vehicles to find and resolve any potential issues and help ensure that we give our customers a great experience.

Three weeks ago, over thirty automotive journalists conducted extended drives of the Endurance and competitors as part of the North American Truck of the Year (NACTOY) semifinalist evaluation. The team is pleased and excited by the initial feedback from the journalists, both during the drives and in their early articles, and looks forward to the next phase of the competition and the announcement of the Truck of the Year winner in January.

“I am very proud of how far our capable, disciplined, resilient, and collaborative LMC/Foxconn team has advanced this vehicle over the last year, as we prepared for commercial production,” said Edward Hightower, Lordstown Motors’ CEO and President.

As previously discussed, the first production batch of Endurances will be limited to up to 500 vehicles, because the bill of materials (BOM) cost is materially higher than our anticipated selling price. Investments in hard tooling, building scale with production suppliers, and VA/VE initiatives would bring this cost down, but have been deferred to manage the balance sheet and limit the amount of new capital needed to achieve initial production targets. LMC continues to seek one or two OEM partners to help scale the Endurance. As one of the very few full-size, all electric pickup trucks in the market, the Endurance offers other OEMs the opportunity to enter the market quickly and at relatively low cost.

LMC continues to make progress in the planning and pre-development work on its next vehicle, which will be co-created with the Foxconn EV ecosystem and the MIH Consortium.

Yesterday, LMC announced that Foxconn has agreed to make additional equity investments in LMC (collectively, the “Investment Transactions”) of up to $170 million in the form of $70 million of LMC’s Class A common stock and up to $100 million of a newly created Series A Convertible Preferred Stock (“Preferred Stock”). Upon completion of the Investment Transactions, Foxconn is expected to hold all of LMC’s outstanding Preferred Stock and 18.3% of its Common Stock on a pro forma basis, and will have the right to designate two members of LMC’s Board of Directors.

Lordstown Motors will use the proceeds from the sale of Common Stock for general corporate purposes and the proceeds from the sale of the Preferred Stock to fund development and design activities for a new electric vehicle program in collaboration with Foxconn (the “EV Program”). The $100 million direct Preferred Stock Investment replaces the joint venture funding previously announced by Foxconn and LMC.

Foxconn’s Common Stock investment will be funded in two tranches. The first tranche of approximately $22.7 million is expected to close on or about November 22, 2022, subject to customary closing conditions. The second tranche of approximately $47.3 million is subject to regulatory approvals, including clearance by the Committee on Foreign Investment in the United States (“CFIUS”), as well as other customary closing conditions.

Foxconn’s Preferred Stock investment will be funded in three phases. The first $30 million will be funded, subject to satisfaction of certain closing conditions, simultaneously with the closing of the first tranche of Common Stock. The remaining shares of Preferred Stock will be purchased by Foxconn based on achieving certain EV Program funding milestones to be agreed-upon by the parties.

Foxconn’s additional investment in LMC is a strong sign of confidence in our team’s product development and engineering capabilities and will help accelerate the EV ambitions of both companies. We continue to believe that deep collaboration with Foxconn, as its preferred North American vehicle development partner, and Foxconn’s EV ecosystem, including MIH, is key to our company’s long-term success.

“We are proud of the accomplishments of the Lordstown and Foxconn EV Technology teams in bringing the Endurance into commercial production. While we have more work to do, our entire team cannot wait to get the vehicle in the hands of our customers. We are also extremely excited by the additional investment and expanding relationship with Foxconn and the opportunities it provides beyond our first vehicle.” said Edward Hightower, Lordstown Motors’ CEO and President.

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Third Quarter 2022 results

Third quarter operating loss of $154.8 million included $121.1 million in non-cash charges consisting of a $74.9 million asset impairment, a $30 million legal accrual, and a $16.2 million charge to reflect the net realizable value (NRV) of inventory. Excluding these charges, adjusted operating loss was $33.8 million, of which research and development (“R&D”) and selling, general and administrative (“SG&A”) costs represented 19.8 million and $13.9 million, respectively.

R&D expenses were $19.8 million in the second quarter of 2022, representing a decrease of 31% compared to the second quarter of 2022, on an as adjusted basis. The decrease was related to the elimination of the costs to operate the Lordstown, OH, plant, which was sold to Foxconn on May 11, 2022.

SG&A expenses were $60.1 million for the quarter, and as adjusted to exclude the NRV and litigation accrual, were $13.9 million, 35% lower than second quarter of 2022 on an as adjusted basis. The reduction was primarily related to personnel costs along with other legal fees.

At the end of the quarter, cash and short-term investments on hand was $204 million, approximately $32 million lower than the second quarter of 2022. The change in cash reflects The change in cash includes $49.6 million in cash used for operations, including an $8.6 million working capital benefit, $10.5 million in capital expenditures and $26.7 million in cash proceeds from equity issuances.

Please refer to “Non-GAAP Measures” and “Forward Looking Statements” below.

Conference call Information

Lordstown Motors will host a conference call at 8:30 a.m. Eastern Time today (Tuesday, November 8, 2022). The call can be accessed via a live webcast that is accessible on the Events page of Lordstown Motors’ Investor Relations website, as well as the investor presentation deck, at https://investor.lordstownmotors.com/. An archive of the webcast will be available shortly after the call.

About Lordstown Motors Corp.

Lordstown Motors is an original equipment manufacturer (OEM) of electric vehicles focused on the commercial fleet market, with the Endurance all electric pick-up truck as its first vehicle being launched at the Foxconn EV plant in the Lordstown, Ohio facility. Lordstown Motors has engineering, research and development facilities in Farmington Hills, Michigan and Irvine, California. For additional information visit www.lordstownmotors.com.

Contacts:

Investors

Carter W. Driscoll, CFA

IR@lordstownmotors.com

Media

Colleen Robar

crobar@robarpr.com

313-207-5960

Financial Results

Lordstown Motors Corp.

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data -- Unaudited)

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net sales	$—	$—	$—	$—
Operating expenses
Selling, general and administrative expenses	60,145	31,281	116,105	79,468
Research and development expenses [1]	19,839	56,890	92,213	225,246
Impairment of fixed assets	74,865	—	74,865	—
Amortization of intangible assets	—	11,111	—	11,111
Gain on sale	—	—	(101,736)	—
Total operating expenses	$154,849	$99,282	$181,447	$315,825
Loss from operations	(154,849)	(99,282)	$(181,447)	$(315,825)
Other (expense) income
Other (expense) income	(643)	3,467	(144)	(13,788)
Interest income	1,062	9	1,187	396
Loss before income taxes	$(154,430)	$(95,806)	$(180,404)	$(329,217)
Income tax expense	—	—	—	—
Net loss	$(154,430)	$(95,806)	$(180,404)	$(329,217)
Income (loss) per share attributable to common shareholders
Basic	(0.73)	(0.54)	(0.89)	(1.86)
Weighted-average number of common shares outstanding
Basic	211,946	178,761	203,147	176,573

1 Research and development expenses for the nine months ended September 30, 2022 are net of $18.4 million in operating expense reimbursements under the APA.

Lordstown Motors Corp.

Condensed Consolidated Balance Sheets

(Amounts in thousands except share data -- Unaudited)

	September 30, 2022	December 31, 2021
ASSETS:
Current Assets
Cash and cash equivalents	$154,232	$244,016
Short-term investments	49,304	—
Inventory, net	11,180	—
Prepaid expenses and other current assets	37,462	47,121
Total current assets	$252,178	$291,137
Property, plant and equipment	220,020	382,746
Intangible assets	1,000	1,000
Other non-current assets	27,882	13,900
Total Assets	$501,080	$688,783
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities
Accounts payable	$15,634	$12,098
Accrued and other current liabilities	57,014	35,507
Purchase price down payment from Foxconn	—	100,000
Note payable to Foxconn	13,500	—
Total current liabilities	$86,148	$147,605
Warrant and other non-current liabilities	2,495	1,578
Total liabilities	$88,643	$149,183
Stockholders’ equity
Class A common stock, $0.0001 par value, 450,000,000 shares authorized; 216,904,965 and 196,391,349 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	$22	$19
Additional paid in capital	1,137,628	1,084,390
Accumulated deficit	(725,213)	(544,809)
Total stockholders’ equity	$412,437	$539,600
Total liabilities and stockholders' equity	$501,080	$688,783

Lordstown Motors Corp.

Condensed Consolidated Statements of Cash Flow

(Amounts in thousands -- Unaudited)

	Nine months ended	Nine months ended
	September 30, 2022	September 30, 2021
Cash flows from operating activities
Net loss	$(180,404)	$(329,217)
Adjustments to reconcile net loss to cash used by operating activities:
Stock-based compensation	10,949	12,365
Gain on disposal of fixed assets	(101,736)	—
Impairment of fixed assets	74,865	—
Amortization of intangible assets	—	11,111
Other non-cash changes	26,108	13,903
Changes in assets and liabilities:
Accounts receivables	—	21
Inventory	(36,695)	—
Prepaid expenses and other assets	10,289	(3,001)
Accounts payable	5,120	10,929
Accrued expenses and other liabilities	20,482	37,649
Net Cash used by operating activities	$(171,022)	$(246,240)
Cash flows from investing activities
Purchases of capital assets	$(50,563)	$(255,528)
Purchases of short-term assets	(49,304)	—
Investment in Foxconn Joint Venture	(13,500)	—
Proceeds from the sale of capital assets	38,813	—
Net Cash used by investing activities	$(74,554)	$(255,528)
Cash flows from financing activities
Proceeds from notes payable	$13,500	$82,016
Down payments received from Foxconn	100,000	—
Issuance of common stock	1,853	3,822
Proceeds from Equity Purchase Agreement with YA, net of issuance costs	40,439	20,000
Net Cash provided by financing activities	$155,792	$105,838
Decrease in cash and cash equivalents	$(89,784)	$(395,930)
Cash and cash equivalents, beginning balance	244,016	629,761
Cash and cash equivalents, ending balance	$154,232	$233,831

Non-cash items
Derecognition of Foxconn down payments for sale of capital assets	$200,000	$—
Capital assets acquired with payables	$2,162	$10,793

Non-GAAP Financial Measures

In addition to the results provided in accordance with accounting principles generally accepted in the U.S. (“GAAP”), this release includes non-GAAP measures, including Adjusted Operating loss (income), Adjusted R&D and Adjusted SG&A, to present operating results on an adjusted basis to eliminate the impact of the closing of the Foxconn APA, net realizable value (NRV) adjustments, PP&E impairment and litigation accrual, as management believes these affect the comparability or underlying business trends between quarters. The table below provides a reconciliation of Operating loss (income, R&D and SG&A, the most directly comparable financial measures calculated and presented in accordance with GAAP, to Adjusted Operating loss), Adjusted R&D and Adjusted SG&A, respectively. The Company believes that these non-GAAP measures, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating historical trends and the current period performance. Items may be excluded from GAAP financial measures when the Company believes this provides useful supplementary information to management and investors in assessing the operating performance of our business. However, the Company’s inclusion of these adjusted measures should not be construed as an indication that its future results will be unaffected by unusual or infrequent items or that the items for which it has made adjustments are unusual or infrequent or will not recur. A non-GAAP financial measure should be considered in addition to, and not as superior to or as a substitute for the GAAP financial measures presented in this earnings release and the Company’s condensed consolidated financial statements and other publicly filed reports. In addition, any non-GAAP financial measure the Company provides may not be the same as or comparable to similar non-GAAP measures presented by other companies.

Lordstown Motors Corp.

Non-GAAP Reconciliation from Operating Loss (Income) to Adjusted Operating Loss

(Amounts in thousands -- Unaudited)

	Three months ended	Three months ended	Three months ended
	September 30, 2021	June 30, 2022	September 30, 2022
Operating Loss (Income)	99,282	(61,285)	154,849
Adjustments:
Operating expense reimbursement	—	18,355	—
Amortization of intangible assets	(11,111)	—	—
Gain on sale	—	101,736	—
Impairment of fixed assets	—	—	(74,865)
Litigation Accruals	—	(2,000)	(30,000)
Net realizable value charge to inventory	—	(6,500)	(16,224)
Adjusted Operating Loss	88,171	50,306	33,760

Lordstown Motors Corp.

Non-GAAP Reconciliation from Research and Development (R&D) Expenses to Adjusted Research and Development (R&D) Expenses

(Amounts in thousands -- Unaudited)

	Three months ended	Three months ended	Three months ended
	September 30, 2021	June 30, 2022	September 30, 2022
Research and development (R&D) expenses	56,890	10,510	19,839
Adjustments:
Operating expense reimbursement	—	18,355	—
Adjusted Research and development (R&D) expenses	56,890	28,865	19,839

Lordstown Motors Corp.

Non-GAAP Reconciliation from Selling, general and administrative (SG&A) Expenses to Adjusted Selling, general and administrative (SG&A) Expenses

(Amounts in thousands -- Unaudited)

	Three months ended	Three months ended	Three months ended
	September 30, 2021	June 30, 2022	September 30, 2022
Selling, general and administrative (SG&A) expenses	31,281	29,941	60,145
Adjustments:
Litigation Accruals	—	(2,000)	(30,000)
Net realizable value charge to inventory	—	(6,500)	(16,224)
Adjusted selling, general and administrative (SG&A) expenses	31,281	21,441	13,921

Forward Looking Statements

This press release includes forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "feel," "believes," expects," "estimates," "projects," "intends," "should," "is to be," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the need to raise substantial additional capital to execute our business plan, achieve our production targets for the Endurance, achieve scaled production of the Endurance, develop additional vehicles, to continue ongoing operations and remain a going concern, and our ability to raise such funding including under current arrangements on a reasonable timeline and with suitable terms; the cost and other impacts of contingent liabilities such as litigation, regulatory proceedings, investigations, stockholder letters and claims and availability of insurance coverage and/or adverse publicity with respect to these matters, which may have a material adverse effect, whether or not successful or valid, on our liquidity position, market price of our stock, cash projections, business prospects and ability and timeframe to obtain financing; our limited operating history and our ability to execute our business plan, including through our expanding relationship with Foxconn; our ability to raise sufficient capital in order to invest in the tooling that we expect will enable us to eventually lower the Endurance bill of materials cost, continue design enhancements of the Endurance and fund future vehicles that we may develop; the rollout of our business and the timing of expected business milestones, including the ability to ensure the completion of tooling, to establish and maintain appropriate supplier relationships, to successfully complete testing, homologation and certification, and to continue ramp up of commercial production (which is currently expected to be slow) and start delivery of the Endurance in accordance with our projected timeline; our ability to successfully identify and implement actions that will lower the Endurance bill of materials cost; supply chain disruptions, inflation and the potential inability to source essential components and raw materials, including on a timely basis or at acceptable cost, and their consequences on testing, production, sales and other activities; our ability to obtain binding purchase orders and build customer relationships; the risk that our technology, including our hub motors, does not perform as expected and our overall ability to deliver on the expectations of customers with respect to the pricing, performance, quality, reliability, safety and efficiency of the Endurance and to provide the levels of warranty coverage, service and support that they will require; our ability to conduct business using a direct sales model, rather than through a dealer network used by most other OEMs; the effects of competition on our ability to market and sell vehicles; our inability to retain key personnel and to hire additional personnel; the ability to protect our intellectual property rights; the failure to obtain required regulatory approvals; changes in laws or regulatory requirements or new or different interpretations of existing law; changes in governmental incentives and fuel and energy prices; the impact of health epidemics, including the COVID-19 pandemic, on our business; cybersecurity breaches and threats and compliance with privacy and data protection laws; failure to timely implement and maintain adequate financial, information technology and management processes and controls and procedures; our ability to remain in compliance with our existing financial obligations; and the possibility that we may be adversely affected by other economic, geopolitical, business and/or competitive factors, including rising interest rates and the direct and indirect effects of the war in Ukraine.

In addition, the Investment Transactions and other relationships entered into with Foxconn are subject to risks and uncertainties. No assurances can be given that we will successfully implement or that we will realize the anticipated benefits from the Investment Transactions or other recently completed transactions with Foxconn, including the contract manufacturing agreement. The funding transactions under the Investment Agreement are subject to closing conditions including regulatory approvals and further negotiation of development milestones. The EV Program will require additional funding and the establishment and implementation of the program requirements, among other matters, and may not be consummated, sufficiently implemented or provide the benefits we expect, which could have a material adverse effect on our business, operating results, financial condition and prospects. The success of the EV Program depends on many variables, which could include our ability to utilize the designs, engineering data and other foundational work of Foxconn, its affiliates, and other members of the MIH consortium as well as other parties to commercialize, industrialize, homologate and certify a vehicle in North America, along with variables that are out of the parties' control, such as technology, innovation, adequate funding, supply chain and other economic conditions, competitors, customer demand and other factors that impact new vehicle development. If we are unable to develop new vehicles for ourselves and potentially other customers, our business prospects, results of operations and financial condition may be adversely affected. If the Investment Transactions are consummated, Foxconn will own a significant percentage of our equity securities and have rights that enable it to influence our actions, operation of the Board and actions requiring stockholder approval. If we are unable to maintain our relationship with Foxconn or effectively manage outsourcing the production of the Endurance to Foxconn, we may be unable to ensure continuity, quality, and compliance with our design specifications or applicable laws and regulations, which may ultimately disrupt and have a negative effect on our production and operations.

We will need additional funding and will seek strategic partnerships to execute our business plan and to achieve scaled production of the Endurance and development of other vehicles. There can be no assurance that such financing or partnerships would be available to us on favorable terms or at all, due to several factors, including market and economic conditions, the significant amount of capital required, the fact that our bill of materials cost is currently, and expected to continue to be, substantially higher than our anticipated selling price, uncertainty surrounding regulatory approval and the performance of the vehicle, meaningful exposure to material losses related to ongoing litigation and the SEC investigation, our performance and investor sentiment with respect to us and our business and industry. Additional information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. Any forward-looking statements speak only as of the date on which they are made, and Lordstown Motors undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.